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                                                                    Exhibit 5.1
                        [HUNTON & WILLIAMS LETTERHEAD]

November 15, 2001

EQCC Receivables Corporation
10401 Deerwood Park Boulevard
Jacksonville, Florida 32256

EQCC Asset Backed Corporation
10401 Deerwood Park Boulevard
Jacksonville, Florida 32256

    Re:Asset Backed Certificates

Ladies and Gentlemen:

   We have acted as your special counsel in connection with the registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on November 15, 2001 pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Asset Backed Certificates (the "Certificates") to be sold by EQCC Receivables Corporation and EQCC Asset Backed Corporation (the "Depositors") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement") or trust agreement (a "Trust Agreement") among one or both of the Depositors, a trustee to be identified in the Prospectus Supplement for such Series of Certificates and EquiCredit Corporation of America ("EquiCredit"). A form of the Pooling and Servicing Agreement and the Trust Agreement is included or incorporated by reference as an Exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

   We have examined originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Depositors and such public documents and records as we have deemed necessary as a basis for the opinions hereinafter expressed.

   Based on the foregoing, we are of the opinion that when a Pooling and Servicing Agreement or Trust Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by one or both of the Depositors, a Trustee and EquiCredit, and the Certificates of such Series have been duly executed, authenticated and delivered as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, when sold, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement or Trust Agreement, as applicable.

   We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                          Very truly yours,

                                            /s/ Hunton & Williams